Exhibit 99.1

Magnite Reports Fourth Quarter and Full-Year 2023 Results
Total Revenue up 7% & Contribution ex-TAC(1) up 6% in Fourth Quarter
Adjusted EBITDA Margin(2) of 43% in Fourth Quarter
Full-Year 2023 CTV Ad Spend(3) Growth Over 20%
NEW YORK – February 28, 2024 – Magnite (NASDAQ: MGNI), the world's largest independent sell-side advertising company, today reported its results of operations for the fourth quarter and year ended December 31, 2023.
Recent Highlights:
•Revenue of $186.9 million for Q4 2023, up 7% from Q4 2022
•Contribution ex-TAC(1) of $165.3 million for Q4 2023, exceeded guidance of $158 to $162 million, and was up 6% from Q4 2022
•Contribution ex-TAC(1) attributable to CTV for Q4 2023 was $63.5 million, exceeded guidance of $61 to $63 million, and was down 2% year-over-year
•Contribution ex-TAC(1) attributable to DV+ for Q4 2023 was $101.8 million, exceeded guidance of $97 to $99 million, and was up 11% year-over-year
•Net income for Q4 2023 of $30.9 million, or $0.16 per diluted share, compared to a net loss of $36.4 million, or $0.27 per share for Q4 2022
•Adjusted EBITDA(1) of $70.4 million in Q4 2023 representing a 43% Adjusted EBITDA margin(2), compared to Adjusted EBITDA(1) of $64.2 million, a margin of 41% for Q4 2022
•Non-GAAP diluted earnings per share(1) of $0.29 for Q4 2023, compared to $0.24 non-GAAP diluted earnings per share(1) for Q4 2022
•Operating cash flow(4) in Q4 2023 was $58.6 million

Expectations:
•Total Contribution ex-TAC(1) for Q1 2024 to be between $122 and $126 million
•Contribution ex-TAC(1) attributable to CTV for Q1 2024 to be between $49 and $51 million
•Contribution ex-TAC(1) attributable to DV+ for Q1 2024 to be between $73 and $75 million
•Adjusted EBITDA operating expenses(5) for Q1 2024 to be between $106 and $108 million
•Adjusted EBITDA operating expenses(5) for Q2 2024 to be between $101 and $103 million
•Total Contribution ex-TAC(1) growth of approximately 10% for the full-year 2024, with CTV growing faster than DV+
•Adjusted EBITDA margin(2) expansion of 100 basis points for 2024
•Double digit percentage growth of Adjusted EBITDA(1) for 2024, and even higher growth in free cash flow(6)

“We delivered a strong fourth quarter with CTV and DV+ revenue both exceeding the high end of our guidance ranges. We are even more encouraged to see improving top line trends to start 2024, particularly in CTV” said Michael G. Barrett, President and CEO of Magnite. “For the full-year, we delivered solid results despite a muted ad spend environment, combined our two CTV platforms and launched ClearLine, our direct buying solution that allows buyers to transact in CTV inventory with a greatly streamlined supply path. We are expanding our relationships with leading streaming partners as they continue to invest in programmatic, which we believe will drive strong top line growth and profitability for us.”

Magnite Fourth Quarter 2023 Results Summary
(in millions, except per share amounts and percentages)
	Three Months Ended			Year Ended
	December 31, 2023	December 31, 2022	Change Favorable/ (Unfavorable)	December 31, 2023	December 31, 2022	Change Favorable/ (Unfavorable)
Revenue	$186.9	$175.4	7%	$619.7	$577.1	7%
Gross profit	$116.9	$64.4	82%	$209.8	$269.9	(22)%
Contribution ex-TAC(1)	$165.3	$156.6	6%	$549.1	$514.6	7%
Net income (loss)	$30.9	($36.4)	185%	($159.2)	($130.3)	(22)%
Adjusted EBITDA(1)	$70.4	$64.2	10%	$171.4	$178.8	(4)%
Adjusted EBITDA margin(2)	43%	41%	2 ppt	31%	35%	(4) ppt
Basic earnings (loss) per share	$0.22	($0.27)	181%	($1.17)	($0.98)	(19)%
Diluted earnings (loss) per share	$0.16	($0.27)	159%	($1.17)	($0.98)	(19)%
Non-GAAP earnings per share(1)	$0.29	$0.24	21%	$0.54	$0.64	(16%)

Notes:
(1)
Contribution ex-TAC, Adjusted EBITDA, and non-GAAP earnings (loss) per share are non-GAAP financial measures. Please see the discussion in the section called "Non-GAAP Financial Measures" and the reconciliations included at the end of this press release.

(2)	Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Contribution ex-TAC.
(3)	Advertising spend, or ad spend, is defined as the total volume of spending between buyers and sellers transacted on our platform.
(4)	Operating cash flow is calculated as Adjusted EBITDA less capital expenditures.
(5)	Adjusted EBITDA operating expenses is calculated as Contribution ex-TAC less Adjusted EBITDA.
(6)	Free cash flow is defined as operating cash flow (Adjusted EBITDA less capital expenditures) less net interest expense.
Fourth Quarter 2023 Results Conference Call and Webcast:
The Company will host a conference call on February 28, 2024 at 1:30 PM (PT) / 4:30 PM (ET) to discuss the results for its fourth quarter of 2023.

Live conference call
Toll free number:	(844) 875-6911 (for domestic callers)
Direct dial number:	(412) 902-6511 (for international callers)
Passcode:	Ask to join the Magnite conference call
Simultaneous audio webcast:	http://investor.magnite.com, under "Events and Presentations"

Conference call replay
Toll free number:	(877) 344-7529 (for domestic callers)
Direct dial number:	(412) 317-0088 (for international callers)
Passcode:	5127377
Webcast link:	http://investor.magnite.com, under "Events and Presentations"

About Magnite
We’re Magnite (NASDAQ: MGNI), the world’s largest independent sell-side advertising platform. Publishers use our technology to monetize their content across all screens and formats, including CTV, online video, display, and audio. The world’s leading agencies and brands trust our platform to access brand-safe, high-quality ad inventory and execute billions of advertising transactions each month. Anchored in bustling New York City, sunny Los Angeles, mile-high Denver, historic London, colorful Singapore, and down under in Sydney, Magnite has offices across North America, EMEA, LATAM, and APAC.

Forward-Looking Statements:
This press release and management's prepared remarks during the conference call referred to above include, and management's answers to questions during the conference call may include, forward-looking statements, including statements based upon or relating to our expectations, assumptions, estimates, and projections. In some cases, you can identify forward-looking statements by terms such as "may," "might," "will," "objective," "intend," "should," "could," "can," "would," "expect," "believe," "design," "anticipate," "estimate," "predict," "potential," "plan" or the negative of these terms, and similar expressions. Forward-looking statements may include, but are not limited to, statements concerning acquisitions by the Company, including the acquisition of SpotX, Inc. ("SpotX," and such acquisition the "SpotX Acquisition"), the acquisition of SpringServe, LLC ("SpringServe," and such acquisition the "SpringServe Acquisition"), and the merger with Telaria, Inc. ("Telaria," and such merger the "Telaria Merger"), or the anticipated benefits thereof; statements concerning potential synergies from the Company's acquisitions; statements concerning macroeconomic conditions or concerns related thereto; our anticipated financial performance; key strategic objectives; industry growth rates for ad-supported connected television ("CTV") and the shift in video consumption from linear TV to CTV; anticipated benefits of new offerings, including the introduction of our new Magnite Streaming platform and our ClearLine solution; the success of the consolidation of our two CTV platforms; the effects of our cost reduction initiatives; scope and duration of client relationships; the fees we may charge in the future; business mix; sales growth; benefits from supply path optimization; the development of identity solutions; client utilization of our offerings; our competitive differentiation; our market share and leadership position in the industry; market conditions, trends, and opportunities; certain statements regarding future operational performance measures; and other statements that are not historical facts. These statements are not guarantees of future performance; they reflect our current views with respect to future events and are based on assumptions and estimates and subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from expectations or results projected or implied by forward-looking statements. Risks that our business faces include, but are not limited to, the following: our ability to realize the anticipated benefits of the SpotX Acquisition, SpringServe Acquisition, and other acquisitions; the impact of macroeconomic challenges on the overall demand for advertising and the advertising marketplace; CTV spend on our platform may grow more slowly than we expect if growth occurs disproportionately through platforms that we cannot access, industry growth rates for ad supported CTV are not accurate, if CTV sellers fail to adopt programmatic advertising solutions or if we are unable to maintain or increase access to CTV advertising inventory; we may be unsuccessful in our supply path optimization efforts with buyers; our ability to introduce new offerings and bring them to market in a timely manner, and potential responses or reactions of clients, vendors, and competitors to the announcement of new products and offerings; uncertainty of our estimates and expectations associated with new offerings, including our SpringServe ad server, ClearLine solution, and our developing identity solutions; potential negative impacts associated with the integration of our CTV platforms and the introduction of Magnite Streaming; we must increase the scale and efficiency of our technology infrastructure to support our growth and recent developments in artificial intelligence and machine learning may accelerate or exacerbate potential risks related to technological developments; the emergence of header bidding has increased competition from other demand sources and may cause infrastructure strain and added costs; our access to mobile inventory may be limited by third-party technology or lack of direct relationships with mobile sellers; we may experience lower take rates, which may not be offset by increases in ad spend; the impact of requests for discounts, fee concessions, rebates, refunds or favorable payment terms; our business may be subject to sales and use tax, advertising and other taxes; failure by us or our clients to meet advertising and inventory content standards; the freedom of buyers and sellers to direct their spending and inventory to competing sources of inventory and demand, and to establish direct relationships and integrations without the use of our platform; our reliance on large aggregators of advertising inventory, and the concentration of CTV among a small number of large sellers that enjoy significant negotiating leverage with respect to take rates and other terms; our ability to provide value to both buyers and sellers of advertising without being perceived as favoring one over the other or being perceived as competing with them through our service offerings; our reliance on large sources of advertising demand, including demand side platforms ("DSPs") that may have or develop high-risk credit profiles or fail to pay invoices when due; our sales efforts may require significant time and expense and may not yield the results we seek; we may be exposed to claims from clients for breach of contract; the effects of seasonal trends on our results of operations; we operate in an intensely competitive market that includes companies that have greater financial, technical and marketing resources than we do; the effects of consolidation in the ad tech industry or among our publisher clients; our ability to differentiate our offerings and compete effectively to combat commodification and disintermediation; potential limitations on our ability to collect or use data as a result of consumer tools, regulatory restrictions and technological limitations; the deprecation of third-party cookies and other identifiers, and the development of new targeting and identity solutions, may disrupt the programmatic ecosystem, cause reduced CPMs and fill rates, result in a shift of ad spend towards "walled gardens," require additional investment and resources, and cause the overall performance of our platform to decline; the industry may not adopt or may be slow to adopt the use of first-party publisher segments as an alternative to third-party cookies; the impact of antitrust regulations or enforcement actions targeting the digital advertising ecosystem; our ability to comply with, and the effect on our business of, evolving legal standards and regulations, particularly concerning data protection and privacy; evolving corporate governance and public disclosure regulations and expectations, including with respect to cyber security, environmental, social and governance matters; errors or failures in the operation of our solution, interruptions in our access to network infrastructure or data, and breaches of our computer systems including as a result of cyber security incidents; our ability to ensure a high level of brand safety for our clients and to detect "bot" traffic and other fraudulent or malicious activity;

our ability to attract and retain qualified employees and key personnel; costs associated with enforcing our intellectual property rights or defending intellectual property infringement; our ability to comply with the terms of our financing arrangements; restrictions in our Credit Agreement may limit our ability to make strategic investments, respond to changing market conditions, or otherwise operate our business; increases in our debt leverage may put us at greater risk of defaulting on our debt obligations, subject us to additional operating restrictions and make it more difficult to obtain future financing on favorable terms; conversion of our Convertible Senior Notes would dilute the ownership interest of existing stockholders; the Capped Call Transactions subject us to counterparty risk and may affect the value of the Convertible Senior Notes and our common stock; the conditional conversion feature of the Convertible Senior Notes, if triggered, may adversely affect our financial condition and operating result; failure to successfully execute our international growth plans; failure to maintain an effective system of internal control over financial reporting, which could adversely affect investor confidence; the use of our net operating losses and tax credit carryforwards may be subject to certain limitations; our ability to raise additional capital if needed; volatility in the price of our common stock; the impact of our repurchase program on our stock price and cash reserves; competition for investors and the impact of negative analyst or investor research reports; and provisions of our charter documents and Delaware law may inhibit a potential acquisition of the company and limit the ability of stockholders to cause changes in company management.

We discuss many of these risks and additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and elsewhere in filings we have made and will make from time to time with the Securities and Exchange Commission, or SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023, and subsequent Quarterly Reports on Form 10-Q for 2024. These forward-looking statements represent our estimates and assumptions only as of the date of the report in which they are included. Unless required by federal securities laws, we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated, to reflect circumstances or events that occur after the statements are made. Without limiting the foregoing, any guidance we may provide will generally be given only in connection with quarterly and annual earnings announcements, without interim updates, and we may appear at industry conferences or make other public statements without disclosing material nonpublic information in our possession. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Investors should read this press release and the documents that we reference in this press release and have filed or will file with the SEC completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
Non-GAAP Financial Measures and Operational Measures:
In addition to our GAAP results, we review certain non-GAAP financial measures to help us evaluate our business on a consistent basis, measure our performance, identify trends affecting our business, establish budgets, measure the effectiveness of investments in our technology and development and sales and marketing, and assess our operational efficiencies. These non-GAAP measures include Contribution ex-TAC, Adjusted EBITDA, Non-GAAP Income (Loss), and Non-GAAP Earnings (Loss) per share, each of which is discussed below.
These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. You are encouraged to evaluate these adjustments, and review the reconciliation of these non-GAAP financial measures to their most comparable GAAP measures, and the reasons we consider them appropriate. It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies. See "Reconciliation of Revenue to Gross Profit to Contribution ex-TAC," "Reconciliation of net income (loss) to Adjusted EBITDA," "Reconciliation of net income (loss) to non-GAAP income (loss)," and "Reconciliation of GAAP earnings (loss) per share to non-GAAP earnings (loss) per share" included as part of this press release.
We do not provide a reconciliation of our non-GAAP financial expectations for Contribution ex-TAC and Adjusted EBITDA, or a forecast of the most comparable GAAP measures, because the amount and timing of many future charges that impact these measures (such as amortization of future acquired intangible assets, acquisition-related charges, foreign exchange (gain) loss, net, stock-based compensation, impairment charges, provision or benefit for income taxes, and our future revenue mix), which could be material, are variable, uncertain, or out of our control and therefore cannot be reasonably predicted without unreasonable effort, if at all. In addition, we believe such reconciliations or forecasts could imply a degree of precision that might be confusing or misleading to investors.

Contribution ex-TAC:
Contribution ex-TAC is calculated as gross profit plus cost of revenue, excluding traffic acquisition cost ("TAC"). Traffic acquisition cost, a component of cost of revenue, represents what we must pay sellers for the sale of advertising inventory through our platform for revenue reported on a gross basis. Contribution ex-TAC is a non-GAAP financial measure that is most comparable to gross profit. We believe Contribution ex-TAC is a useful measure in assessing the performance of Magnite and facilitates a consistent comparison against our core business without considering the impact of traffic acquisition costs related to revenue reported on a gross basis.
Adjusted EBITDA:
We define Adjusted EBITDA as net income (loss) adjusted to exclude stock-based compensation expense, depreciation and amortization, amortization of acquired intangible assets, impairment charges, interest income or expense, and other cash and non-cash based income or expenses that we do not consider indicative of our core operating performance, including, but not limited to foreign exchange gains and losses, acquisition and related items, gains or losses on extinguishment of debt, non-operational real estate and other expense (income), net, and provision (benefit) for income taxes. We also track future expenses on an Adjusted EBITDA basis, and describe them as Adjusted EBITDA operating expenses, which includes total operating expenses. Total operating expenses include cost of revenue. Adjusted EBITDA operating expenses is calculated as Contribution ex-TAC less Adjusted EBITDA. We adjust Adjusted EBITDA operating expenses for the same expense items excluded in Adjusted EBITDA. We believe Adjusted EBITDA is useful to investors in evaluating our performance for the following reasons:
•Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s performance without regard to items such as those we exclude in calculating this measure, which can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired.
•Our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of performance and the effectiveness of our business strategies, and in communications with our board of directors concerning our performance. Adjusted EBITDA is also used as a metric for determining payment of cash incentive compensation.
•Adjusted EBITDA provides a measure of consistency and comparability with our past performance that many investors find useful, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.
Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results of operations as reported under GAAP. These limitations include:
•Stock-based compensation is a non-cash charge and will remain an element of our long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period.
•Depreciation and amortization are non-cash charges, and the assets being depreciated or amortized will often have to be replaced in the future, but Adjusted EBITDA does not reflect any cash requirements for these replacements.
•Impairment charges are non-cash charges related to goodwill, intangible assets and/or long-lived assets.
•Adjusted EBITDA does not reflect certain cash and non-cash charges related to acquisition and related items, such as amortization of acquired intangible assets, merger, acquisition, or restructuring related severance costs, and changes in the fair value of contingent consideration.
•Adjusted EBITDA does not reflect cash and non-cash charges and changes in, or cash requirements for, acquisition and related items, such as certain transaction expenses and expenses associated with earn-out amounts.
•Adjusted EBITDA does not reflect changes in our working capital needs, capital expenditures, non-operational real estate expenses or income, or contractual commitments.
•Adjusted EBITDA does not reflect cash requirements for income taxes and the cash impact of other income or expense.
•Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Our Adjusted EBITDA is influenced by fluctuations in our revenue, cost of revenue, and the timing and amounts of the cost of our operations. Adjusted EBITDA should not be considered as an alternative to net income (loss), income (loss) from operations, or any other measure of financial performance calculated and presented in accordance with GAAP.
Non-GAAP Income (Loss) and Non-GAAP Earnings (Loss) per Share:
We define non-GAAP earnings (loss) per share as non-GAAP income (loss) divided by non-GAAP weighted-average shares outstanding. Non-GAAP income (loss) is equal to net income (loss) excluding stock-based compensation, cash and non-cash based merger, acquisition, and restructuring costs, which consist primarily of professional service fees associated with merger and acquisition activities, cash-based employee termination costs, and other restructuring activities, including facility closures, relocation costs, contract termination costs, and impairment costs of abandoned technology associated with restructuring activities, amortization of acquired intangible assets, gains or losses on extinguishment of debt, non-operational real estate and other expenses or income, foreign currency gains and losses, interest expense associated with Convertible Senior Notes, and the tax impact of these items. In periods in which we have non-GAAP income, non-GAAP weighted-average shares outstanding used to calculate non-GAAP earnings per share includes the impact of potentially dilutive shares. Potentially dilutive shares consist of stock options, restricted stock units, performance stock units, and potential shares issued under the Employee Stock Purchase Plan, each computed using the treasury stock method, and the impact of shares that would be issuable assuming conversion of all of the Convertible Senior Notes, calculated under the if-converted method. We believe non-GAAP earnings (loss) per share is useful to investors in evaluating our ongoing operational performance and our trends on a per share basis, and also facilitates comparison of our financial results on a per share basis with other companies, many of which present a similar non-GAAP measure. However, a potential limitation of our use of non-GAAP earnings (loss) per share is that other companies may define non-GAAP earnings (loss) per share differently, which may make comparison difficult. This measure may also exclude expenses that may have a material impact on our reported financial results. Non-GAAP earnings (loss) per share is a performance measure and should not be used as a measure of liquidity. Because of these limitations, we also consider the comparable GAAP measure of net income (loss).

Investor Relations Contact
Nick Kormeluk
(949) 500-0003
nkormeluk@magnite.com
Media Contact
Charlstie Veith
(516) 300-3569
press@magnite.com

MAGNITE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$326,219	$326,254
Accounts receivable, net	1,176,276	976,506
Prepaid expenses and other current assets	20,508	23,501
TOTAL CURRENT ASSETS	1,523,003	1,326,261
Property and equipment, net	47,371	44,969
Right-of-use lease asset	60,549	78,211
Internal use software development costs, net	21,926	23,671
Intangible assets, net	51,011	253,501
Goodwill	978,217	978,217
Other assets, non-current	6,729	7,383
TOTAL ASSETS	$2,688,806	$2,712,213
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,372,176	$1,094,321
Lease liabilities - current portion	20,402	21,172
Debt, current	3,600	3,600
Other current liabilities	5,957	5,939
TOTAL CURRENT LIABILITIES	1,402,135	1,125,032
Debt, non-current, net of debt issuance costs	532,986	722,757
Lease liabilities, non-current	49,665	66,331
Deferred tax liabilities, net	680	5,072
Other liabilities, non-current	1,657	1,723
TOTAL LIABILITIES	1,987,123	1,920,915
STOCKHOLDERS' EQUITY
Common stock	2	2
Additional paid-in capital	1,387,715	1,319,221
Accumulated other comprehensive loss	(2,076)	(3,151)
Accumulated deficit	(683,958)	(524,774)
TOTAL STOCKHOLDERS' EQUITY	701,683	791,298
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,688,806	$2,712,213

MAGNITE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenue	$186,932	$175,399	$619,710	$577,069
Expenses (1)(2):
Cost of revenue	70,025	111,015	409,906	307,165
Sales and marketing	37,575	48,406	173,982	200,081
Technology and development	23,183	22,543	94,318	93,757
General and administrative	21,025	21,977	89,048	81,382
Merger, acquisition, and restructuring costs	—	—	7,465	7,468
Total expenses	151,808	203,941	774,719	689,853
Income (loss) from operations	35,124	(28,542)	(155,009)	(112,784)
Other expense:
Interest expense, net	8,100	7,987	32,369	29,260
Foreign exchange (gain) loss, net	3,495	3,913	1,953	(1,129)
Gain on extinguishment of debt	(8,348)	—	(26,480)	—
Other income	(1,287)	(1,327)	(5,304)	(5,318)
Total other expense, net	1,960	10,573	2,538	22,813
Income (loss) before income taxes	33,164	(39,115)	(157,547)	(135,597)
Provision (benefit) for income taxes	2,250	(2,730)	1,637	(5,274)
Net income (loss)	$30,914	$(36,385)	$(159,184)	$(130,323)
Net earnings (loss) per share:
Basic	$0.22	$(0.27)	$(1.17)	$(0.98)
Diluted	$0.16	$(0.27)	$(1.17)	$(0.98)
Weighted average shares used to compute net earnings (loss) per share:
Basic	138,212	133,706	136,620	132,887
Diluted	143,793	133,706	136,620	132,887

(1) Stock-based compensation expense included in our expenses was as follows:

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Cost of revenue	$436	$475	$1,809	$1,666
Sales and marketing	6,394	5,301	27,263	21,558
Technology and development	4,624	3,316	20,542	19,961
General and administrative	5,701	4,833	22,860	18,929
Merger, acquisition, and restructuring costs	—	—	143	2,004
Total stock-based compensation expense	$17,155	$13,925	$72,617	$64,118

(2) Depreciation and amortization expense included in our expenses was as follows:

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Cost of revenue	$13,901	$61,977	$211,956	$142,616
Sales and marketing	2,628	15,072	27,584	71,887
Technology and development	188	216	779	913
General and administrative	103	146	501	636
Total depreciation and amortization expense	$16,820	$77,411	$240,820	$216,052

MAGNITE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Year Ended
	December 31, 2023	December 31, 2022
OPERATING ACTIVITIES:
Net loss	$(159,184)	$(130,323)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	240,820	216,052
Stock-based compensation	72,617	64,118
Impairment of intangible assets	—	3,320
Gain on extinguishment of debt	(26,480)	—
(Gain) loss on disposal of property and equipment	311	(86)
Provision for (recovery of) doubtful accounts	4,666	(163)
Amortization of debt discount and issuance costs	6,279	6,785
Non-cash lease expense	(1,712)	1,485
Deferred income taxes	(2,379)	(8,802)
Unrealized foreign currency (gain) loss, net	1,266	(271)
Other items, net	2,696	—
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	(220,102)	(46,325)
Prepaid expenses and other assets	1,004	(4,228)
Accounts payable and accrued expenses	294,677	91,377
Other liabilities	(112)	(389)
Net cash provided by operating activities	214,367	192,550
INVESTING ACTIVITIES:
Purchases of property and equipment	(26,764)	(30,815)
Capitalized internal use software development costs	(10,619)	(13,582)
Mergers and acquisitions, net of cash acquired and indemnification claims holdback	—	(20,755)
Net cash used in investing activities	(37,383)	(65,152)
FINANCING ACTIVITIES:
Proceeds from exercise of stock options	2,166	2,234
Proceeds from issuance of common stock under employee stock purchase plan	3,513	3,744
Repayment of debt	(3,600)	(3,600)
Repurchase of Convertible Senior Notes	(165,518)	—
Repayment of financing lease	(276)	(807)
Purchase of treasury stock	—	(15,663)
Taxes paid related to net share settlement	(11,814)	(14,498)
Payment of indemnification claims holdback	(2,313)	(1,582)
Net cash used in financing activities	(177,842)	(30,172)
EFFECT OF EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS AND RESTRICTED CASH	575	(1,417)
CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(283)	95,809
CASH, CASH EQUIVALENTS AND RESTRICTED CASH — Beginning of period	326,502	230,693
CASH, CASH EQUIVALENTS AND RESTRICTED CASH — End of period	$326,219	$326,502

MAGNITE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-(Continued)
(In thousands)
(unaudited)

	Year Ended
	December 31, 2023	December 31, 2022
RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH TO CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	$326,219	$326,254
Restricted cash included in prepaid expenses and other current assets	—	248
Total cash, cash equivalents and restricted cash	$326,219	$326,502

SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:
Cash paid for income taxes	$5,357	$4,932
Cash paid for interest	$37,028	$26,320
Capitalized assets financed by accounts payable and accrued expenses and other liabilities	$1,690	$1,295
Capitalized stock-based compensation	$2,012	$2,704
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$4,017	$20,131
Purchase consideration - indemnification claims holdback	$—	$2,293

MAGNITE, INC.
CALCULATION OF BASIC AND DILUTED EARNINGS (LOSS) PER SHARE
(In thousands, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Basic and Diluted Earnings (Loss) Per Share:
Net income (loss)	$30,914	$(36,385)	$(159,184)	$(130,323)
Weighted-average common shares outstanding used to compute basic earnings (loss) per share	138,212	133,706	136,620	132,887
Basic earnings (loss) per share	$0.22	$(0.27)	$(1.17)	$(0.98)

Diluted Earnings (Loss) Per Share:
Net income (loss)	$30,914	$(36,385)	$(159,184)	$(130,323)
Adjustments:
Interest expense, Convertible Senior Notes, net of tax	508	—	—	—
Gain on extinguishment of debt, net of tax	(8,151)	—	—	—
Net income (loss) for calculation of diluted income (loss)	$23,271	$(36,385)	$(159,184)	$(130,323)

Weighted-average common shares used in basic earnings (loss) per share	138,212	133,706	136,620	132,887
Dilutive effect of weighted-average restricted stock units	545	—	—	—
Dilutive effect of weighted-average common stock options	1,156	—	—	—
Dilutive effect of weighted-average performance stock units	—	—	—	—
Dilutive effect of weighted-average ESPP shares	15	—	—	—
Dilutive effect of weighted-average convertible notes	3,865	—	—	—
Weighted-average shares used to compute diluted net earnings (loss) per share	143,793	133,706	136,620	132,887
Diluted net earnings (loss) per share	$0.16	$(0.27)	$(1.17)	$(0.98)

MAGNITE, INC.
RECONCILIATION OF REVENUE TO GROSS PROFIT TO CONTRIBUTION EX-TAC
(In thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenue	$186,932	$175,399	$619,710	$577,069
Less: Cost of revenue	70,025	111,015	409,906	307,165
Gross Profit	116,907	64,384	209,804	269,904
Add back: Cost of revenue, excluding TAC	48,373	92,233	339,343	244,711
Contribution ex-TAC	$165,280	$156,617	$549,147	$514,615

MAGNITE, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net income (loss)	$30,914	$(36,385)	$(159,184)	$(130,323)
Add back (deduct):
Depreciation and amortization expense, excluding amortization of acquired intangible assets	9,198	8,365	38,330	31,658
Amortization of acquired intangibles	7,622	69,046	202,490	184,394
Stock-based compensation expense	17,155	13,925	72,617	64,118
Merger, acquisition, and restructuring costs, excluding stock-based compensation expense	—	—	7,322	5,464
Non-operational real estate and other expense, net	20	107	310	622
Interest expense, net	8,100	7,987	32,369	29,260
Foreign exchange (gain) loss, net	3,495	3,913	1,953	(1,129)
Gain on extinguishment of debt	(8,348)	—	(26,480)	—
Provision (benefit) for income taxes	2,250	(2,730)	1,637	(5,274)
Adjusted EBITDA	$70,406	$64,228	$171,364	$178,790

MAGNITE, INC.
RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP INCOME (LOSS)
(In thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net income (loss)	$30,914	$(36,385)	$(159,184)	$(130,323)
Add back (deduct):
Merger, acquisition, and restructuring costs, including amortization of acquired intangibles and excluding stock-based compensation expense	7,622	69,046	209,812	189,858
Stock-based compensation expense	17,155	13,925	72,617	64,118
Non-operational real estate and other expense, net	20	107	310	622
Foreign exchange (gain) loss, net	3,495	3,913	1,953	(1,129)
Interest expense, Convertible Senior Notes	508	250	2,620	1,000
Gain on extinguishment of debt	(8,348)	—	(26,480)	—
Tax effect of Non-GAAP adjustments (1)	(10,218)	(16,197)	(23,740)	(32,487)
Non-GAAP income	$41,148	$34,659	$77,908	$91,659

(1)	Non-GAAP income (loss) includes the estimated tax impact from the reconciling items reconciling between net income (loss) and non-GAAP income (loss).

MAGNITE, INC.
RECONCILIATION OF GAAP EARNINGS (LOSS) PER SHARE TO NON-GAAP EARNINGS PER SHARE
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
GAAP net earnings (loss) per share (1):
Basic	$0.22	$(0.27)	$(1.17)	$(0.98)
Diluted	$0.16	$(0.27)	$(1.17)	$(0.98)

Non-GAAP income (2)	$41,148	$34,659	$77,908	$91,659
Non-GAAP earnings per share	$0.29	$0.24	$0.54	$0.64

Weighted-average shares used to compute basic net earnings (loss) per share	138,212	133,706	136,620	132,887
Dilutive effect of weighted-average common stock options, RSAs, RSUs, and PSUs	1,701	2,883	3,258	3,494
Dilutive effect of weighted-average ESPP shares	15	2	31	18
Dilutive effect of weighted-average Convertible Senior Notes	3,865	6,262	4,981	6,262
Non-GAAP weighted-average shares outstanding (3)	143,793	142,853	144,890	142,661

(1) Calculated as net income (loss) divided by basic and diluted weighted-average shares used to compute net income (loss) per share as included in the consolidated statement of operations.
(2) Refer to reconciliation of net income (loss) to non-GAAP income (loss).
(3) Non-GAAP earnings per share is computed using the same weighted-average number of shares that are used to compute GAAP net income (loss) per share in periods where there is both a non-GAAP loss and a GAAP net loss.

MAGNITE, INC.
CONTRIBUTION EX-TAC BY CHANNEL
(In thousands, except percentages)
(unaudited)

	Contribution ex-TAC
	Three Months Ended
	December 31, 2023		December 31, 2022

Channel:
CTV	$63,530	38%	$64,623	41%
Mobile	71,566	44	61,117	39
Desktop	30,184	18	30,877	20
Total	$165,280	100%	$156,617	100%

	Contribution ex-TAC
	Year Ended
	December 31, 2023		December 31, 2022

Channel:
CTV	$218,494	40%	$214,803	42%
Mobile	226,826	41	188,116	36
Desktop	103,827	19	111,696	22
Total	$549,147	100%	$514,615	100%